UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2013 (March 29, 2013)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street

New York, NY 10005

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 29, 2013, United Realty Capital Operating Partnership L.P. (the “Operating Partnership”), the operating partnership of United Realty Trust Incorporated (the “Company”), closed on a purchase agreement (the “Purchase Agreement”) entered into on February 19, 2013 with Tilden LLC (the “Seller”). The Seller does not have a material relationship with the Company and the transactions with Seller described herein are not affiliated transactions. Under the Purchase Agreement, a joint venture (the “JV”) between the Operating Partnership and the Seller in which the Operating Partnership is the managing member, acquired a fee simple interest in Tilden House, a residential property located at 2520 Tilden Avenue in Brooklyn, New York (the “Property”).

The purchase price for the Property was approximately $22.3 million, exclusive of brokerage commissions and closing costs. Brokerage commissions and closing costs were approximately $2.1 million. The Company funded the acquisition as follows: (i) $14.5 million with a new first mortgage loan secured by the Property, as described in more detail below in Item 2.03 of this Current Report on Form 8-K; (ii) $7.5 million by the Seller through the contribution of a portion of its equity in the Property to the JV; and (iii) cash from the Company’s ongoing public offering in an amount which, when combined with the brokerage commissions and closing costs to be paid by the Operating Partnership, was approximately $2.3 million.

Pursuant to the terms of a limited liability company agreement entered into by and between the Operating Partnership, as the managing member, and the Seller, as the non-managing member (the “JV Agreement”), the Operating Partnership contributed approximately $2.3 million in cash to the JV, and the Seller contributed equity in the property valued at $7.5 million.

In consideration of their respective capital contributions, the Operating Partnership and the Seller were issued membership interests in the JV. Under the terms of the JV Agreement, with respect to distributions of net operating cash flow, the Seller is entitled to a preferential cumulative non-compounded return of 7% per annum on the Seller’s unrecovered contributions. With respect to distributions of net capital proceeds, the Seller is entitled to a return of unrecovered contributions plus any accrued and unpaid preferential return. Except as set forth below, the Seller is not entitled to any other distributions from the JV.

Additionally, the Seller is entitled to exchange its membership interest for such number of units of the Operating Partnership (“OP Units”) equal to the quotient of the unrecovered contributions made by the Seller divided by $11.00 (the “Put Right”) if the “trigger event” occurs. The “trigger event” is defined as the New York City Department of Homeless Services (the “Department”) entering into a new agreement or agreements (meeting certain conditions) with Highland Park Community Development Corporation (the “Tenant”) to provide services to operate transitional housing units at the Property and such new agreement or agreements becoming effective as of June 30, 2014. In addition, if the trigger event occurs, the Operating Partnership will be entitled to cause Seller to exchange its membership interest for the number of OP Units described above (the “Call Right”). There can be no assurance that the trigger event, which is outside the Company’s control, will or will not occur.

If the Seller receives OP Units pursuant to the Call Right or the Put Right, the Seller will receive exchange rights, which will enable the Seller, after holding the OP Units for at least one year, to cause the Operating Partnership to exchange its OP Units for shares of the Company’s common stock. Further, if the Seller receives OP Units pursuant to the Call Right or the Put Right, the Seller will retain an interest in the JV which will entitle it to a priority return equal to the amount by which distributions on the OP Units or common stock of the Company are less than a cumulative non-compounded return of 7% per annum.

If the Seller requests that the Company repurchase 100% (but not less than 100%) of the shares of the Company’s common stock issued on exchange of OP Units issued on exercise of the Put Right or the Call Right through the Company’s share repurchase program on the fifth anniversary of the execution of the JV Agreement and such shares of common stock are repurchased at a price of less than $11.00 per share, the JV will pay to the Seller the difference between $11.00 and the sale price.

The Property is a nine-story residential building, completed in 2007, with 117 apartments, community facility space and indoor and outdoor parking, comprising approximately 86,360 rentable square feet. The Property is leased to the Tenant under a 25-year net lease, which expires on December 31, 2031, subject to the Tenant’s option to cancel the lease at the end of the fifteenth and twentieth years of the term. The Tenant has entered into a services agreement with the Department to provide transitional housing for families in need. Pursuant to the services agreement, the Department pays the Tenant a rate that is calculated to reimburse the Tenant for 100% of the Tenant’s approved costs, including the payment of rent. The rate cannot exceed 100% of the Tenant’s annual budget. The Tenant currently pays $2,319,000 annually in base rent, which increases every three years based on CPI. The services agreement extends through June 30, 2013, and the Company expects that it will be renewed through June 30, 2014. The payments made to the Tenant under the services agreement are the source of the Tenant’s rental payments under the lease.

The foregoing descriptions of the Purchase Agreement and the JV Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of both documents, which will be filed with the Securities and Exchange Commission with the Company’s next Quarterly Report on Form 10-Q.

A copy of the press release announcing the Company’s acquisition is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 29, 2013, the JV incurred a first mortgage loan from Dural Bank in an amount equal to $14.5 million (the “Loan”), to provide the acquisition funding for the Tilden House acquisition described in Item 2.01 of this Current Report on Form 10-K. The Loan has an initial five-year term ending on April 30, 2018 and provides the JV with the option to extend the maturity date to April 30, 2023. The Loan bears interest at a per annum fixed rate of 5.0%. The borrower is required to make monthly principal and interest payments in an amount equal to approximately $78,000.

The Loan is secured by a mortgage on Tilden House, is guaranteed by the Company, and may be accelerated in the event of a default or in the event any of certain specified bankruptcy events occurs. The JV may prepay all or any portion of the principal amount upon the payment of a prepayment penalty.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. Any OP Units issued under the JV Agreement are expected to be issued without registration in reliance on the exemption in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, for transactions not involving a public offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The audited and unaudited financial statements relating to the Property and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or June 14, 2013.

(b)	Pro forma financial information. See paragraph (a) above.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: April 4, 2013	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors